                                                                     EXHIBIT 4.5

                               AMENDMENT NO. 1 TO
                         VESTING AGREEMENT AND CONSENT
                         -----------------------------

     This Amendment No. 1 to Vesting Agreement and Consent (this "Amendment") is entered into as of this 21st day of August, 1998, between Focal Communications Corporation, a Delaware corporation (the "Company"), Brian F. Addy, John R. Barnicle, Joseph Beatty, Robert C. Taylor, Jr. (collectively, the "Executive Investors"), Madison Dearborn Capital Partners, L.P., Frontenac VI, L.P. (the "New Capital Investor"), and Battery Ventures III, L.P. (collectively, the "Institutional Investors"). Capitalized terms not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the New Capital Vesting Agreement (as hereinafter defined).

     WHEREAS, the Company, the Executive Investors and the New Capital Investor are parties to that certain Vesting Agreement dated as of November 27, 1996 (the "New Capital Vesting Agreement");

     WHEREAS, each Institutional Investor other than the New Capital Investor is a party to Vesting Agreements dated as of November 27, 1996 (the "Other Vesting Agreements");

     WHEREAS, the New Capital Vesting Agreement and the Other Vesting Agreements (collectively, the "Vesting Agreements") provide for the (a) issuance of 14,711.54 shares of the Company's Class C Common Stock, par value $.01 per share ("Class C Common"), to the Executive Investors, which shares would be subject to certain vesting requirements, and (b) the characterization of 14,711.54 shares of the Company's Class A Common Stock, par value $.01 ("Class A Common"), purchased by the Institutional Investors as "Nonqualified Common," which shares would be subject to certain risks of forfeiture associated with the vesting of shares of Class C Common;

     WHEREAS, the Company, the Executive Investors and the Institutional Investors have determined that it is in their respective best interests to amend the New Capital Vesting Agreement to, among other things, clarify the terms and conditions under which the Executive Investors' rights to the Class C Common would become vested;

     WHEREAS, the Company, the Executive Investors and the New Capital Investor wish to amend the provisions of the New Capital Vesting Agreement as provided in paragraph 1 of this Amendment;

     WHEREAS, the Institutional Investors collectively own all of the shares of Institutional Investor Stock (as such term is defined in that certain Stock Purchase Agreement, dated as of November 26, 1996, by and among the Company and the other parties thereto (the "Stock Purchase Agreement")) presently outstanding and the Executive Investors collectively own all of the shares of Unvested Class C Common presently outstanding and at least a majority of the shares of
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Executive Stock (as such term is defined in the Stock Purchase Agreement)
presently outstanding; and

     WHEREAS, the Institutional Investors and the Executive Investors wish to consent to the amendment (as provided in paragraph 1 of this Amendment) for purposes of the Stock Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.   Amendments to New Capital Vesting Agreement. Pursuant to Section 5G of
          -------------------------------------------
the New Capital Vesting Agreement:

          (a) Section 3 of the New Capital Vesting Agreement is hereby amended by adding the following definition to such section:

          "Qualified Sale of the Company" means a sale or transfer of all or
           -----------------------------
          substantially all of the outstanding stock or assets of the Company and its subsidiaries, including by way of merger or consolidation, where more than 50% of the consideration for such stock or assets in such sale or transfer consists of cash and/or publicly traded securities."

          (b) Section 5J of the New Capital Vesting Agreement is hereby amended by replacing such section in its entirety with the following:

          "5J. Termination. The provisions of this Agreement shall terminate
               -----------
               upon the earlier of (i) the date upon which there remains no Unvested Class C Common outstanding, (ii) the seventh anniversary of the date hereof or (iii) the Effective Time (as hereinafter defined); provided, however, that the obligations under this
                         --------  -------
               Agreement with respect to any events resulting in the termination hereof and the provisions of Section 6 hereof shall survive such termination."

          (c) The New Capital Vesting Agreement is hereby amended by adding the following Section at the end of such Agreement:

                                       2
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          "Section 6.  Obligations of the Parties Upon the Effective Time.
                       --------------------------------------------------

          6A.  Disposition of Unvested Class C Common. Upon the earlier to occur
               --------------------------------------
               of (i) the date immediately prior to the consummation of a Public Offering, (ii) September 30, 1998 or (iii) the date upon which a Qualified Sale of the Company is consummated, whichever is earlier (such earlier date, the "Effective Time"), (i) 137.25 shares of the Unvested Class C Common held by each Executive Investor (an aggregate of 549.02 shares of Unvested Class C Common) shall be designated "Restricted Stock" (the "Restricted Stock") and shall thereafter be subject to the terms and conditions of certain Restricted Stock Agreements between the Company and each of the Executive Investors in the form attached hereto as Exhibit A (the "Restricted Stock Agreements") and (ii) all remaining shares of Unvested Class C Common (an aggregate of 3,489.44 shares of Unvested Class C Common or 872.360 shares of Unvested Class C Common per Executive Investor) (the "Forfeited Class C Common") shall be automatically forfeited and the applicable Executive Investor shall thereafter no longer exercise nor have the right to exercise any of his rights with respect to such forfeited shares.

          6B.  Disposition of Nonqualified Common. Upon the Effective Time, (i)
               ----------------------------------
               1372.5 shares of Nonqualified Common held by the New Capital Investor (the "Forfeited Nonqualified Common" and together with the Forfeited Class C Common, the "Forfeited Shares") shall be automatically forfeited and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares and (ii) the 2,665.96 remaining shares of Nonqualified Common held by the New Capital Investor (the "Unrestricted Class A Common") shall no longer be subject to any risk of forfeiture in connection with this Agreement.

          6C.  Procedures. No later than five (5) business days after the
               ----------
               execution and delivery of this Amendment by the Institutional Investors, the holders of the Forfeited Shares shall promptly deliver to the Company the certificate or certificates representing such Forfeited Shares, duly endorsed (or accompanied by stock powers duly endorsed) in blank by the registered holders thereof to be held by the Company for transfer and cancellation by the Company in accordance with Sections 6A and 6B. Upon the Effective Time, the Company shall take all actions necessary to
               (a) execute and deliver to the Executive Investor the Restricted Stock Agreement, with all blanks appropriately completed, (b) retire the Forfeited Shares and cause such shares to resume the status of authorized but unissued shares, (c) promptly cancel the certificate(s) representing the Forfeited Shares and (d) issue to
               (i) the Executive Investors a certificate representing the number of shares of Restricted Stock pursuant to 6A(i) and in accordance with the Restricted Stock Agreement and (ii) the New Capital Investor a certificate, bearing the

                                       3
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               appropriate legends, representing the number of shares of
               Unrestricted Class A Common pursuant to Section 6B(ii)."

     2.   Shares Available for Issuance Under the Company's Equity Incentive
          ------------------------------------------------------------------
Plans.  The Institutional Investors each hereby acknowledge that the agreement
-----
by the Company to adopt the Company's 1998 Equity and Performance Incentive Plan (the "Equity Plan") and 1998 Equity Plan for Non-Employee Directors (the "Director Plan") in substantially the forms attached hereto as Exhibit B and
                                                               ---------
Exhibit C, respectively, and concurrently therewith to adopt certain amendments
---------
to the Company's 1997 Nonqualified Stock Option Plan (the "1997 Plan Amendment") in substantially the form attached hereto as Exhibit D, constitutes a material
                                             ---------
portion of the consideration for the execution of this Amendment by the Executive Investors. The Institutional Investors each hereby further acknowledge that by executing this Amendment, the Institutional Investors each agree to do all things necessary or appropriate to cause such Plans and the 1997 Plan Amendment to be adopted in accordance with this Section 2.

     3.   Consent.  For all purposes of the Stock Purchase Agreement (including,
          -------
without limitation, Sections 4C(ii), (iii) and (xii), 4E and 4G thereof), each of the Institutional Investors and Executive Investors consents to this Amendment.

     4.   Counterparts.  This Amendment may be executed in multiple
          ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     5.   Descriptive Headings.  The descriptive headings of this Amendment are
          --------------------
inserted for convenience only and do not constitute a part of this Amendment.

     6.   Survival.  Notwithstanding anything in the Vesting Agreements to the
          --------
contrary, the terms of this Amendment shall survive termination of the Vesting Agreements.

                                       4
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


___________________________   MADISON DEARBORN CAPITAL PARTNERS, L.P.
Brian F. Addy                 By: Madison Dearborn Partners, L.P., its General
                                  Partner
                              By: Madison Dearborn Partners, Inc., its General
                                  Partner


___________________________   By:_______________________________________________
John R. Barnicle                 Its:___________________________________________



___________________________   FRONTENAC VI, L.P.
Joseph Beatty                 By: Frontenac Company, its General Partner

                              By:_______________________________________________
                                 Its:___________________________________________


___________________________   BATTERY VENTURES, III, L.P.
Robert C. Taylor, Jr.         By: Battery Partners III, L.P., its General
                                  Partner


                              By:_______________________________________________
                                 Its:___________________________________________


                              FOCAL COMMUNICATIONS CORPORATION

                              By:_______________________________________________
                                 Its:___________________________________________

                                       5
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                                                                       EXHIBIT A


                     [Form of Restricted Stock Agreement]

                                       6
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                                                                       EXHIBIT B


                                  [1998 Plan]

                                       7
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                                                                       EXHIBIT C


                                [Director Plan]

                                       8
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                                                                       EXHIBIT D


                           [Amendment to 1997 Plan]

                                       9